UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 13, 2012

HKN, INC.

(Exact Name of registrant as specified in its charter)

Delaware	1-10262	95-2841597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 State Street, Suite 200 Southlake, Texas	76092
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (817) 424-2424

Former Name or Former Address, if Changed Since Last Report:  Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Effective July 13, 2012, Rodger L. Ehrlish, the Treasurer of the Company, resigned from his positions with the Company to pursue other opportunities. Mr. Ehrlish did not resign as a result of any disagreement with management or the Board of Directors of HKN.

Item 8.01 Other Events.

On July 13, 2012, the Company contributed $4.0 million to Gerrity Oil, LLC (“Gerrity Oil”) in consideration of the receipt of a 50% ownership interest in such entity.  Robert W. Gerrity contributed oil and gas assets in the Niobrara and Williston Basins in consideration for the other 50% interest in Gerrity Oil.  Gerrity Oil will be engaged in all phases of the oil and gas business in these areas, including the acquisition of oil and gas leases, fee mineral interests, overriding royalty interests, participating and non-participating royalty interests and production payments, and participating in the drilling, completion, operation and maintenance of oil and gas wells.  Mr. Gerrity will serve as the President and CEO of Gerrity Oil, and the Company will have the right to appoint two of the four members of the Gerrity Oil Board of Managers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 17, 2012	HKN, Inc.

	By:	/s/ Sarah B. Gasch
Sarah B. Gasch
Executive Vice President and CFO